UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2010 (April 13, 2010)

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

April Distributions

On April 13, 2010, our board of directors authorized a distribution payable to stockholders of record on April 30, 2010.  The distribution will be paid in cash on or before May 16, 2010.  The declared distribution equals a monthly amount of $0.0271 per share of common stock, which is equivalent to an annual distribution rate of 3.25% on a purchase price of $10.00 per share.  Distributions are authorized at the discretion of our board of directors based on its analysis of numerous factors, including but not limited to our forthcoming cash needs, and there is no assurance that distributions will continue or at any particular rate.  All or a portion of the distribution may constitute return of capital for tax purposes.

The general indicators of performance in the commercial office market have shown signs of continued weakness as a result of the global recession and the inherent lagging nature of commercial office real estate recovery comparative to the broader economy.  Contributing to this is the continued growth in unemployment, widely recognized as the key factor in vacancy levels, which have also increased nationally.  Lower occupancy levels nationally and in our portfolio have the effect of reducing net operating income available for coverage of expenses and cash for distributions.  Furthermore, in a lower occupancy environment, competitive rental concessions are offered by most office landlords to keep assets leased or attract new tenants, along with increased capital expenditures in the form of tenant improvements and leasing commissions necessary to lease lost occupancy.  This further contributes to the need to preserve cash and has the effect of reducing cash available for distributions.  The board of directors continues to monitor these and other indicators consistent with its previously stated objective of preserving equity and capital for our stockholders with the likely forthcoming necessity to reduce future distributions in order to bolster our cash position to better weather the lagging weakness in the office real estate sector and emerge as a stronger company as the economy and office market recover.

Second Amended and Restated Policy for Estimation of Common Stock Value

On April 13, 2010, our board of directors adopted an amended and restated valuation policy in respect of estimating the per share value of our common stock.  Among other immaterial revisions, the amendments clarify that the per share estimated value may be developed from data that is as of a date not more than 18 months prior to the effective date of the estimated valuation and that in general we will consider a new estimated valuation every 18 months.

The information set forth above with respect to the amended and restated valuation policy does not purport to be complete in scope and is qualified in its entirety by the full text of the amended and restated valuation policy, which is filed as Exhibit 99.1 hereto and is incorporated into this report by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

99.1                           Second Amended and Restated Policy for Estimation of Common Stock Value, effective as of April 13, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: April 16, 2010	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President — Corporate Development & Legal

EXHIBIT INDEX

Exhibit No.	Description

99.1	Second Amended and Restated Policy for Estimation of Common Stock Value, effective as of April 13, 2010